UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2014

LANDAUER, INC.

(Exact Name of Registrant as Specified in Its Charter)

of Incorporation)
Delaware (State or Other Jurisdiction of Incorporation)	1-9788 (Commission File Number)	06-1218089 (IRS Employer Identification No.)

2 Science Road, Glenwood, Illinois	60425
(Address of Principal Executive Offices)	(Zip Code)

(708) 755-7000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On June 10, 2014, Landauer, Inc. (the “Company”) received from the administrator for the Landauer Inc. 401(k) Retirement Savings Plan (the “Plan”) notice pursuant to Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 that, as a result of a change in the recordkeepers for the Plan and certain mergers of plans maintained by subsidiaries of the Company with and into the Plan, there will be a blackout period with regard to the Plan that is expected to begin on or around June 25, 2014, and is expected to end the week of July 21, 2014 (the “Blackout Period”), during which participants in the Plan will be temporarily unable to direct or diversify investments in their individual accounts, including accounts that hold common stock of the Company, to obtain a loan or distribution from the Plan, to obtain a hardship withdrawal from the Plan or to make contribution election changes. During the Blackout Period and for a period of two years thereafter, security holders and other interested persons may obtain, without charge, information regarding the Blackout Period, including the actual ending date of the Blackout Period, by contacting Kathy Bober, Director of Human Resources at (708) 441-8375.

As a result of the foregoing, on June 10, 2014, the Company sent a notice to its directors and executive officers informing them that a blackout period with respect to directors and executive officers will be in effect beginning on or around June 25, 2014 and ending the week of July 21, 2014, during which period they are prohibited from engaging in any transactions in equity securities of the Company (the “Notice”), subject to certain exceptions described in the Notice and contemplated by the Securities and Exchange Commission’s Regulation BTR (“Regulation BTR”).

The Notice was provided to the Company’s directors and executive officers. A copy of the Notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Notice to Directors and Executive Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAUER, INC.

June 10, 2014	By:	/s/ Michael K. Burke
Michael K. Burke Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Exhibit Index

Exhibit Number	Description
99.1	Notice to Directors and Executive Officers